LICENSE AGREEMENT

by and between

Garching Innovation GmbH
a German corporation having a principal place of business at
Marstallstraße 8, 80539 Muenchen, Germany
-hereinafter called “GI"-

and

Rosetta Genomics Ltd.
an Israeli corporation having a principal place of business at
10 Plaut Street, Science Park, Rehovot 76706, Israel
-hereinafter called “COMPANY“-

-GI and COMPANY hereinafter also individually called a "Party", or collectively called the "Parties"-.

PREAMBLE

At the Max-Planck-Institute for Biophysical Chemistry in Goettingen, an institute of the Max-Planck-Gesellschaft zur Foerderung der Wissenschaften e.V. (hereinafter “MPG“), a German non-profit scientific research organisation, Dr. Thomas Tuschl and other scientists of MPG have discovered certain microRNA sequences (internal GI file No. GI 2916 ZJE). MPG has filed certain MPG Patent Rights (as later defined herein) relating thereto.

GI has already granted a co-exclusive license under the MPG Patent Rights to develop and commercialize products for Therapeutic Purposes (as later defined herein) to Alnylam Pharmaceuticals, Inc., and to Isis Pharmaceuticals, Inc. (hereinafter the “Therapeutic Licenses”, or the "Therapeutic Licensees", as applicable). In addition, GI has already granted, and will grant in the future, non-exclusive licenses under the MPG Patent Rights to develop and commercialize products for Research Purposes (as later defined herein) to various companies.

COMPANY is focused on the development, manufacture and sale of products, and the performance and sale of services, for Diagnostic Purposes (as later defined herein). COMPANY desires to obtain one of four co-exclusive licenses under the MPG Patent Rights to develop and commercialize products and services for Diagnostic Purposes.

MPG has authorized GI, its technology transfer agency, to act as its sole agent for patenting and licensing the MPG Patent Rights, and to sign this Agreement in GI's own name.  Now, therefore, COMPANY and GI agree as follows:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 1 - DEFINITIONS

1.1 "Affiliates"

shall mean any legal entity (including, without limitation, a corporation, partnership, or limited liability company) that controls, is controlled by, or is under common control with COMPANY. For the purpose of this definition, the term "control" or "controlled by" means (i) direct or indirect ownership of at least fifty percent (50%) of the voting securities of a legal entity, or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a legal entity, or (iii) possession, directly or indirectly, of the power to elect or direct the management of a legal entity.

1.2 "Agreement"

shall mean the present agreement between GI and COMPANY, including all of its Annexes.

1.3 "Analyte Specific Reagents" (or "ASRs")

shall mean antibodies, both polyclonal and monoclonal, specific receptor proteins, ligands, nucleic acid sequences, and similar reagents which, through specific binding or chemical reaction with substances in a specimen, are intended for use in a diagnostic application for identification and quantification of an individual chemical substance or ligand in biological specimens. ASR's that otherwise fall within this definition shall not fall within this definition when they are sold to (i) in vitro diagnostic manufacturers for the purpose of manufacturing in vitro diagnostic products, or (ii) organizations that use the reagents to make tests for purposes other than providing diagnostic information to patients and practitioners, e.g., forensic, academic, research, and other non-clinical laboratories.

1.4 “Confidential Information”

shall mean any information which is of a confidential and proprietary nature, including without limitation information in relation to the business of a Party to which this Agreement relates, and information in relation to patents, patent applications or other intellectual property rights Controlled by a Party.

Confidential Information will not include any information that the receiving Party can prove by written records (i) was known by the receiving Party prior to the receipt of Confidential Information from the disclosing Party, (ii) was disclosed to the receiving Party by a Third Party having the right to do so, (iii) was, or subsequently became, part of the public domain through no fault of the receiving Party, or (iv) was subsequently and independently developed by personnel of the receiving Party without having had access to or making use of the disclosing Party’s Confidential Information.

1.5 “Control” or “Controlled”

shall mean, with respect to any patents, patent applications, or other intellectual property rights, possession of the right (whether by ownership, license or otherwise), to assign, or grant a license to, such patents, patent applications, or other intellectual property rights without violating the terms of any agreement with any Third Party, or any applicable law or governmental regulation.

1.6 "Diagnostic Purposes"

shall mean use

(a)
in clinical research where the medical management of a human is involved, for (aa) the measurement, observation or determination of (i) the presence of a human disease, (ii) the stage, progression or severity of a human disease, (iii) the risk of contracting a disease,or (iv) the effect of a particular treatment on a human disease; and/or (bb) the selection of patients for a particular treatment with respect to a human disease; and/or

(b)	in clinical laboratory for tracking, testing or quality controlling of human body fluids or tissue samples, and/or
(c)	designated and regulated by the FDA as a diagnostic test or ASR, to the extent used according to (a) and/or (b) above.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.7 "Effective Date"

shall mean the date when this Agreement comes into force and effect, which shall be June 30, 2006.

1.8 “FDA”

shall mean (i) the United States Food and Drug Administration or any successor agency thereto, and (ii) any non-United States agency or commission performing comparable functions (e.g. the European Medicines Agency EMEA) or any successor agency thereto.

1.9 “Field”

shall mean sale and use of Licensed Products, or performance and sale of Licensed Services, for

(a) COMPANY’S internal and collaborative research and development purposes, and

(b) Diagnostic Purposes,

specifically excluding any sale and use of Licensed Products, or performance and sale of Licensed Services, for Research Purposes or for Therapeutic Purposes.

1.10 "Licensed Products"

shall mean any product (i) that, or the development, manufacture, use or sale of which, absent the license granted hereunder, would infringe one or more Pending Claims or Valid Claims of the MPG Patent Rights, or (ii) which is developed or manufactured by using a Licensed Process or that, when used, practices a Licensed Process.

For the purpose of this Agreement, diagnostic kits shall be considered as Licensed Products, and Net Sales of diagnostic kits shall be considered as Net Sales of Licensed Products, if and to the extent such diagnostic kits contain Licensed Products as the sole diagnostically active product component, together with other diagnostically non-active product components (including without limitation buffers, purification components, or hardware such as tubes, plates, glassware).

1.11 "Licensed Process"

shall mean any process (i) that, absent the license granted hereunder, would infringe one or more Pending Claims or Valid Claims of the MPG Patent Rights, or (ii) which uses a Licensed Product.

1.12 "Licensed Service"

shall mean any service (i) that, or the performance or sale of which, absent the license granted hereunder, would infringe one or more Pending Claims or Valid Claims of the MPG Patent Rights, or (ii) which, when performed, uses a Licensed Process or a Licensed Product.

1.13 "MPG Patent Rights"

shall mean:

(a)	the patent applications filed by MPG listed in Annex 1, and the resulting patents,
(b)
any subsequent patent applications in any jurisdiction claiming the same priority date and directed to the same subject matter as the patent application listed in Annex 1, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed in Annex 1, and the resulting patents, and

(c)	any patents resulting from reissues, reexaminations (and their relevant international equivalents) of the patents described in (a) and (b) above.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.14 “Net Sales”

(a)
shall mean the gross amount invoiced by each of COMPANY, Affiliates, Sublicensees and Sales Partners to independent Third Parties for the sale, use, lease, transfer or other disposition of Licensed Products (including the amounts invoiced for diagnostic kits) and Licensed Services in a first commercial sale at arm's length transaction, less the following: (i) to the extent separately stated on the document of sale, any taxes or duties imposed on the sale or import of Licensed Products and Licensed Services which are actually paid, (ii) to the extent separately stated on the document of sale, any outbound transportation costs and costs of insurance in transit, (iii) customary trade, cash or quantity discounts or rebates, to the extent actually allowed and taken, (iv) amounts repaid or credited by reason of rejection or return.

(b)
COMPANY, Affiliates, Sublicensees and Sales Partners will be treated as having sold Licensed Products and Licensed Services for an amount equal to the fair market value of such Licensed Products if (i) Licensed Products and Licensed Services are internally used by each of COMPANY, Affiliates, Sublicensees or Sales Partners (excluding Licensed Products used by COMPANY for COMPANY’S internal and collaborative research and development purposes) without charge or provision of invoice, or (ii) Licensed Products and Licensed Services are provided to a Third Party by each of COMPANY, Affiliates, Sublicensees or Sales Partners without charge or provision of invoice and used by such Third Party, except in the case of reasonable amounts of Licensed Products and Licensed Services used as promotional free samples, free goods, or other marketing programs to induce sales.

(c)
If COMPANY, Affiliates, Sublicensees or Sales Partners sell a Licensed Product to a Third Party in a first commercial sale at arm's length transaction for further resale, and if the relation between COMPANY and such Third Party is a pure seller-buyer relationship (i.e. if the agreement between COMPANY, Affiliates, Sublicensees or Sales Partners and such Third Party does not provide for any obligation to share costs or revenues, or a reporting obligation, or responsibility for sales and/or marketing efforts in a country), then the gross amount to be included in the calculation of Net Sales shall be the amount invoiced by COMPANY, Affiliates, Sublicensees or Sales Partners to such Third Party, not the amount invoiced by such Third Party upon resale.

(d)	No deductions shall be made for commissions paid to individuals or entities, or for cost of collections. Net Sales shall occur on the date of invoice for a Licensed Product or a Licensed Service.
(e)
Sales of Licensed Products between COMPANY and its Affiliates, Sublicensees or Sales Partners, or among such Affiliates, Sublicensees and Sales Partners, for a subsequent resale of such Licensed Product to a Third Party, shall not be included in the calculation of Net Sales, but in such cases the Net Sales shall be calculated on the amount invoiced by such Affiliates, Sublicensees or Sales Partners to a Third Party upon resale.

(f)
In the event that a Licensed Product is sold in a combination product form with one or more other diagnostically active product components (i.e. other microRNAs) which are not Licensed Products and which are required to improve the accuracy of the Licensed Product (the "Combination Product"), then Net Sales, for purposes of determining royalty payments on the Combination Product, shall be calculated by multiplying the Net Sales of the Combination Product by [***]. In the event that a Licensed Product is sold in combination with other diagnostically active product component(s), and the Licensed Product or one or more diagnostically active product components are not sold separately, then Net Sales, for the purpose of determining royalty payments on the Combination Product, shall be calculated by multiplying the Net Sales of the Combination Product by [***]. In the event that a Licensed Service is sold in a combination service form, which service uses Licensed Products and one or more other diagnostically active product components that are not Licensed Products, this Subsection (f) shall apply accordingly.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.15 "Pending Claim"

shall mean any claim in a pending patent application in the country in question within the MPG Patent Rights that (i) has not been pending for more than 8 years after the Effective Date (provided, however, that if the Parties agree on a joint patent strategy which sets forth that certain patent applications (e.g. divisionals, continuations-in-part) within the MPG Patent Rights will be prosecuted with a certain delay, such 8-years-period will be prolonged accordingly), and (ii) has not been abandoned by MPG, or finally rejected by a competent administrative agency or court of competent jurisdiction from which no appeal can be or is taken.

1.16 "Research Purposes"

shall mean use as a research reagent for basic or applied research purposes only, specifically excluding (i) any use for Diagnostic Purposes or Therapeutic Purposes, whether said uses are in vivo or in vitro, and (ii) any use in humans for whatever purpose. Specifically excluded from Research Purposes are ASR products, to the extent the ASR products are used for Diagnostic Purposes.

1.17 "Sales Partners"

shall mean any person or legal entity that is authorized by COMPANY or its Affiliates and Sublicensees by any kind of agreement to market, promote, distribute or sell, or otherwise dispose of, Licensed Products and/or Licensed Services to a Third Party in a first commercial sale at arm's length transaction without violating this Agreement or the MPG Patent Rights. Sales Partner shall not include wholesale distributors who purchase Licensed Products from COMPANY or its Affiliates and Sublicensees in a first commercial sale at arm's length transaction for further resale, and who have no other obligation (including without limitation any obligation to share costs or revenues, or a reporting obligation, or responsibility for sales and/or marketing efforts in a country) to COMPANY or its Affiliates and Sublicensees.

1.18 "Sublicense Consideration"

shall mean [***] consideration, [***], received by COMPANY from Sublicensees as consideration for or otherwise in connection with the sublicense granted. Sublicense Consideration specifically excludes (i) [***], (ii) [***], (iii) [***], (iv) [***], and (v) [***]research and development activities under a research agreement with the Sublicensee specifically and directly in connection with the sublicense granted.

1.19 “Sublicensee”

shall mean any Third Party that is granted a sublicense to the MPG Patent Rights in accordance with Section 2.2.

1.20 “Term”

shall have the meaning set forth in Section 9.1 of this Agreement.

1.21 "Therapeutic Purposes"

shall mean all prophylactic and therapeutic uses in human diseases, in particular to treat and/or prevent the cause and/or symptoms of human diseases.

1.22 “Third Party”

shall mean any person or entity other than GI and COMPANY and their respective Affiliates.

1.23 "Valid Claim"

shall mean any claim in an issued patent in the country in question within the MPG Patent Rights that (i) has not lapsed, or (ii) has not been held invalid by a final judgment of a competent administrative agency or a court of competent jurisdiction from which no appeal can be or is taken, or (iii) has not been abandoned by MPG.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 2 - GRANT OF RIGHTS

2.1 License Grant

(a) GI grants to COMPANY during the Term a co-exclusive, worldwide, royalty-bearing license under the MPG Patent Rights to develop, have developed, make, have made, use, have used, import, have imported, sell and have sold Licensed Products, and to perform, have performed, sell and have sold Licensed Services, each in the Field.

(b) In order to establish co-exclusivity, GI shall not grant, during the Term, more than three other co-exclusive licenses to the MPG Patent Rights in the Field with the scope as set forth in Subsection (a) above (hereinafter the “Other Diagnostic Licenses”, or the "Other Diagnostic Licensees", as applicable).

2.2 Sublicenses

(a) COMPANY shall have the right to grant sublicenses to the rights granted to it under Section 2.1 to Third Parties, subject to the terms and conditions of the following Subsections.

(b) COMPANY may grant sublicenses to Third Parties only if (i) the intended sublicense also includes a license to substantial intellectual property rights (e.g. pending or issued patents that are dominant or subordinate to the MPG Patent Rights) solely or co-owned by COMPANY in the field of "microRNAs", and (ii) the intended sublicense is reasonably necessary for COMPANY to further develop and/or commercialise specific Licensed Products in specific indications jointly with the intended Sublicensee, and (iii) GI has given its prior written approval to the intended sublicense, which shall not unreasonably be withheld; in particular, GI may withhold its approval if the intended sublicense would be materially detrimental to the co-exclusivity of the Other Diagnostic Licensees.

COMPANY shall provide GI in writing at least [***] prior to the intended signature of any such sublicense agreement with the final draft to permit GI to decide whether or not to approve. Any requested approval is deemed to be granted if GI does not refuse the approval in writing within [***] after receiving the final draft.

(c) Each sublicense granted under this Agreement shall be subject and subordinate to, and be consistent with, the terms and conditions of this Agreement.

(d) Within 30 days after the signature of each sublicense granted under this Agreement, COMPANY shall provide GI with a copy of the signed sublicense agreement.

(e) Notwithstanding Subsections (a) through (d) above, if an insolvency event according to Section 9.8 occurs, and this Agreement is not automatically terminated according to Section 9.8, each sublicense that COMPANY, or, as the case may be, the insolvency administrator intends to grant, shall be subject to the prior written approval of GI, which shall not unreasonably be withheld.

2.3 Retained Rights

MPG (including each and all of its Max-Planck-Institutes and other scientific research organisations affiliated with MPG) retains the right to practice under the MPG Patent Rights for non-commercial scientific research, teaching, education, non-commercial collaboration (including scientific collaborations with and/or sponsored by industry) and publication purposes.

2.4 No Additional Rights

Nothing in this Agreement shall be construed to confer any rights upon COMPANY, by implication, estoppel, or otherwise, as to any intellectual property rights, including without limitation patents and patent applications, trademarks, copyrights and know-how, of MPG other than the MPG Patent Rights.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.5 Most Favored Licensee

If, before or after the Effective Date, GI grants an Other Diagnostic License under substantially more favorable economic terms as a whole than those in this Agreement, then GI will notify COMPANY of such Other Diagnostic License granted. The notice will include all material terms and conditions of such Other Diagnostic License, including degree of co-exclusivity, duration, field, territory, audit rights, right to sublicense, right to administer, prosecute and enforce patents, and all license fees (e.g. initial payment, maintenance fees, royalty rates, sublicense fees). Whether the economic terms of the Other Diagnostic License are substantially more favorable or not shall be mutually determined by COMPANY and GI. In the event that COMPANY elects to take all fees and royalty rates, and all material terms and conditions of such Other Diagnostic License, all fees and royalty rates, and all material terms and conditions of such Other Diagnostic License shall apply as a whole to COMPANY upon the date COMPANY provides GI with its written notice of such election.

COMPANY acknowledges and agrees that GI may provide a copy of this Agreement to any Other Diagnostic Licensee upon request of such Other Diagnostic Licensee.

This Section 2.5 shall not apply to (i) the settlement of a lawsuit or other dispute between GI and a Third Party (including Other Diagnostic Licensees) with respect to past infringements of the MPG Patent Rights, and (ii) any license granted by GI to any scientific or other non-profit research organisations.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1 GI and COMPANY each represent that, to the best of their knowledge as of the Effective Date, they have the legal right and authority to enter into this Agreement, and to perform all obligations hereunder. GI further represents that, to the best of its knowledge as of the Effective Date, the MPG Patent Rights listed in Annex 1 have been assigned to MPG by the inventors named therein, and GI is the exclusive licensor of the entire right, title and interest in and to the MPG Patent Rights, and GI has the full right to grant to COMPANY rights under the MPG Patent Rights as set forth in this Agreement.

3.2 COMPANY is informed of the MPG Patent Rights, and that it might need additional licenses from Third Parties to practice the rights granted herein. OTHER THAN AS EXPRESSLY PROVIDED HEREIN, GI AND MPG MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE MPG PATENT RIGHTS AND LICENSED PRODUCTS, EXPRESS OR IMPLIED, AND THE ABSENCE OF ANY LEGAL OR ACTUAL DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, GI and MPG make no warranty or representation (i) regarding the merchantability or fitness for a particular purpose of the MPG Patent Rights, (ii) regarding the patentability, validity or scope of the MPG Patent Rights, (iii) that the commercialisation of the MPG Patent Rights, or any Licensed Product or Licensed Service, will not infringe any patents or other intellectual property rights of MPG or of a Third Party, and (iv) that the commercialisation of the MPG Patent Rights, or any Licensed Product or Licensed Service, will not cause any damages of any kind to COMPANY or to a Third Party.

3.3 TO THE EXTENT LEGALLY PERMISSIBLE, IN NO EVENT SHALL GI, MPG, THEIR TRUSTEES, DIRECTORS, OFFICERS AND EMPLOYEES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER GI OR MPG SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 4 - COMPANY DILIGENCE OBLIGATIONS AND REPORTS

4.1 Development and Commercialization Responsibilities and Due Diligence

(a) COMPANY shall have full responsibility to use commercially reasonable efforts to develop and commercialize, solely or jointly with its Sublicensees, Licensed Products and Licensed Services in the Field.

(b) In particular, COMPANY shall use commercially reasonable efforts, and shall oblige its Sublicensees to use commercially reasonable efforts, to obtain all regulatory registrations or approvals necessary to manufacture, market and sell Licensed Products worldwide, and to manufacture, or have manufactured, Licensed Products, and to sell, or have sold, Licensed Products in the Field worldwide, following receipt, on a country-by-country basis, of all required regulatory registrations or approvals.

4.2 Development and Commercialisation Reports

COMPANY shall furnish to GI, and shall oblige its Affiliates and Sublicensees to furnish to COMPANY for inclusion in its reports to GI, in writing semi-annually, within 30 (thirty) days after the end of each calendar half year, with a development and commercialisation report, stating in reasonable detail the activities and the progress of its efforts (including the efforts of its Affiliates and Sublicensees) during the immediately preceding calendar half year to develop and commercialize Licensed Products and Licensed Services, on a product-by-product and country-by-country basis. The report shall also contain a discussion of intended development and commercialisation efforts for the calendar half year in which the report is submitted. The first report shall be provided to GI for the second calendar half of 2006.

Any reports furnished to GI under this Section 4.2 shall constitute Confidential Information, and shall be treated by GI according to Article 8.

4.3 Compliance with Laws

COMPANY shall use best efforts to comply with, and shall use best efforts to oblige its Affiliates and Sublicensees to comply with, all local, state, federal, and international laws and regulations relating to the development, manufacture, use and sale of Licensed Products, and the performance and sale of Licensed Services.

4.4 Non-Use of Names

Neither COMPANY nor its Affiliates and Sublicensees may use the name of “Max Planck Institute”, “Max Planck Society”, “Garching Innovation” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by any of the aforementioned, in any promotional material or other public announcement or disclosure without the prior written consent of GI or, in the case of an individual, the consent of that individual. Provided, however, that this section 4.4 shall not apply in the event that the use of the name of “Max Planck Institute”, “Max Planck Society”, or “Garching Innovation” is required by law or regulation (including without limitation by rules or regulations of any securities exchange), provided that prior to such disclosure, COMPANY promptly notifies GI of such requirement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.5 Liability for Affiliates and Sublicensees

If Affiliates or Sublicensees of COMPANY develop, manufacture, use and/or sell Licensed Products or Licensed Services, COMPANY warrants and is liable towards GI that its Affiliates and Sublicensees perform their rights and obligations in accordance with the terms and conditions of this Agreement, and COMPANY shall be responsible and liable for any acts and omissions, e.g. payments and reports, of its Affiliates and Sublicensees.

The grant of any such sublicense hereunder will not relieve COMPANY of its obligations under this Agreement. In the event that COMPANY becomes aware of a material default by any Sublicensee, COMPANY shall inform GI and take commercially reasonable efforts to cause the Sublicensee to cure the default; in the event of non-cure, COMPANY will terminate the agreement with its Sublicense.

4.6 Effect of Failure

In the event that COMPANY or any of its Affiliates and Sublicensees have failed to fulfil any of their obligations under this Article 4, then GI may treat such failure as a material breach of COMPANY in accordance with Section 9.6.

ARTICLE 5 - FINANCIAL PROVISIONS

5.1 Initial Payment

COMPANY shall pay to GI, within 30 days after the Effective Date, an initial payment of
EUR 175,000 (Euro one hundred and seventy five thousand).

5.2 Maintenance Fees

COMPANY shall pay to GI license maintenance fees as set forth in the table below. The respective maintenance fees are due on each January 1st of the respective calendar year.

Calendar Year	Maintenance Fee

2007	EUR [***]
2008	EUR [***]
2009	EUR [***]
2010	EUR [***]
2011 and each calendar year thereafter	EUR [***]

COMPANY’s actual earned royalties payable to GI under Section 5.3 for a certain calendar year may be credited against the respective maintenance fee for the same calendar year.

5.3 Running Royalties

(a) COMPANY shall pay to GI for each Licensed Product and Licensed Service running royalties on Net Sales of

(i)	[***]% (six percent) in the event of a sale by COMPANY (or its Affiliates, Sublicensees and Sales Partners) to end users, and

(ii)	[***]% (twelve percent) in the event of a sale by COMPANY (or its Affiliates, Sublicensees and Sales Partners) to distributors (that are not Sales Partners)

(b) In the event of any sale of Licensed Products for non-cash consideration (including, without limitation, devices, services, licenses or any other use rights, shares, options, warrants or any other kind of securities), Net Sales and the resulting running royalties shall be calculated on the fair market value of the consideration received.

5.4 Reduction of Running Royalties

a) Third Party Licenses

If COMPANY is a party to a license agreement with any Third Party, which license is employed in connection with the MPG Patent Rights for the manufacture, use and/or sale of a Licensed Products, or the performance and/or sale of a Licensed Services, the running royalties set forth in Section 5.3 (a) will be reduced, on a country-by-country and product-by-product basis, from the date running royalties have to be actually paid to such Third Party, by up to [***]% of any running royalty owed to such Third Party for the manufacture, use or sale of a Licensed Product; provided, however, that the running royalties due to GI will not be reduced to less than [***]% of the royalty rate set forth in Section 5.3 (a), and provided further that the (initial) royalty owed to the Third Party will also be reduced on a pro-rata basis.
In no event shall the royalty rate due to GI according to Section 5.3 (a) be reduced by the application of this Section 5.4 (a) to less than [***]% (three percent) in the event Section 5.3 (a) (i) applies, or [***]% (six percent) in the event Section 5.3 (a) (ii) applies.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b) Combination Product Minimum Royalty Floor

In the event that Licensed Products are sold as Combination Products, the royalty rate stated in Section 5.3 (a) on Net Sales of such Combination Product (without taking into account the determination and allocation of Net Sales of Licensed Products contained in Combination Products) shall in no event be reduced (i) by the application of the formula contained in Section 1.14 (f), or (ii) by the application of the formula contained in Section 1.14 (f) together with the reduction mechanism set forth in Section 5.4 (a) above, to less than a minimum royalty rate of of Net Sales of any such Combination Product (without taking into account the determination and allocation of Net Sales of Licensed Products contained in Combination Products) of [***]% (two percent) in the event Section 5.3 (a) (i) applies, or [***]% (four percent) in the event Section 5.3 (a) (ii) applies.

5.5 Sublicense Revenues

(a) Sublicense Consideration

In the event that COMPANY grants a sublicense to a Third Party pursuant to Section 2.2, COMPANY shall pay to GI [***]% (twenty percent) of all Sublicense Consideration received, due within [***] after the respective receipt.

(b) Non-cash Consideration

If COMPANY receives any non-cash Sublicense Consideration, COMPANY shall pay GI, at GI’s election, either (i) a [***] the Sublicense Consideration, or (ii) the [***] the Sublicense Consideration.

(c) Relative Value of Pooled Technologies

As COMPANY may only grant sublicenses to a Third Party that includes a license to substantial intellectual property rights Controlled by COMPANY in the field of "microRNAs", the percentage of the Sublicense Consideration due to GI according to Subsection (a) above shall be based on [***].

At least 30 days prior to the intended signature of any sublicense agreement, COMPANY shall suggest to GI, together with the request for approving the intended sublicense, the MPG Patent Rights Value based on a good faith fair market value determination, with any information reasonably necessary or useful for GI to evaluate such suggestion. If, within 30 days after receipt of the information, GI objects for cause to the suggested MPG Patent Rights Value, Sec. 10.3 applies.

5.6 Fair Market Value Determination
In the event that, according to this Agreement, a "fair market value" has to be determined, the Party obliged to suggest such fair market value shall provide the other Party in due time with a good faith determination of the fair market value, together with any information necessary or useful to support such determination. The other Party shall have the right to provide the suggesting Party in due time with a counter-determination of the fair market value, which shall include any information necessary or useful to support such counter-determination. If the Parties are unable to agree on a fair market value determination within 30 days after receipt of such counter-determination, Section 10.3 applies.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.7 Reports

Commencing with the first commercial sale of a Licensed Product or a Licensed Service, within 30 (thirty) days of the end of each calendar half year, COMPANY shall deliver a detailed report to GI for the immediately preceding calendar half year showing at least, on a product-by-product and country-by-country basis, (i) the kind and number of Licensed Products and Licensed Services sold by COMPANY, Affiliates, Sublicensees and Sales Partner, (ii) the gross price charged, (iii) the calculation of Net Sales, and (iv) the resulting running royalties due to GI according to those figures. If no running royalties are due to GI, the report shall so state.

5.8 Payments

(a) Accounting and Payments

Running royalties shall be payable for each calendar half year, and shall be due to GI within 30 (thirty) days of the end of each calendar half year.

(b) Method of Payment

All payments under this Agreement shall be made to “Garching Innovation GmbH” to the following account:
[***] [***] [***] [***] [***] [***]

Each payment shall reference this Agreement and the obligation under this Agreement that the payment satisfies.

(c) Payments in Euro

Unless otherwise expressly stated in this Agreement, all payments due under this Agreement shall be payable in Euro and, if legally required, shall be paid with the additional value added tax. Conversion of foreign currency to Euro shall be made at the official conversion rate existing in Germany (as reported in the Wall Street Journal) on the last working day of the relevant calendar half year. Such payments shall be without deduction of exchange, collection, or other charges, except for deduction of withholding or similar taxes. The Parties shall use all reasonable and legal efforts to reduce tax withholding on payments made to GI hereunder. Notwithstanding such efforts, if COMPANY concludes that tax withholdings under the laws of any country are required with respect to payments to GI, COMPANY shall withhold the required amount and pay it to the appropriate governmental authority. In such a case, COMPANY will promptly provide GI with original receipts or other evidence reasonably desirable and sufficient to allow GI to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits.

(d) Late Payments

Any payments that are not paid on or before the date such payments are due under this Agreement shall bear interest on arrears at [***]% ([***] percent) per year.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.9 Bookkeeping and Auditing

COMPANY is obliged to keep, and shall oblige its Affiliates and Sublicensees and Sales Partners to keep, complete and accurate books on any reports and payments due to GI under this Agreement, which books shall contain sufficient information to permit GI to confirm the accuracy of any reports and payments made to GI. GI is authorized to check the books of COMPANY by an independent certified public accountant, and, upon GI’s request, COMPANY, or agents appointed by GI for COMPANY, shall check the books of its Affiliates and Sublicensees and Sales Partners for GI, once a year. The charges for such a check shall be borne by GI. In the event that such check reveals an underpayment in excess of [***]% ([***] percent), COMPANY shall bear the full cost of such check and shall remit any amounts due to GI within thirty days of receiving notice thereof from GI, together with interest calculated in the manner provided in Section 5.8 (d). Any information acquired by the auditor may only be used to confirm whether or not COMPANY (or its Affiliates, Sublicensees and Sales Partners) is in compliance with the obligations set forth in this Agreement.
The right of auditing by GI under this Section shall expire [***] after each report or payment has been made. Sublicenses granted by COMPANY shall provide that COMPANY shall have the right to check the books of its Sublicensees according to this Section 5.9. The same shall apply in respect of Sales Partners.

5.10 No Refund

All payments made by COMPANY (or, as the case may be, by Affiliates and Sublicensees and Sales Partners) under this Agreement are non-refundable and, except as set forth in Section 5.2, non-creditable against each other. This Section 5.10 shall apply, without limitation, in the event this Agreement is terminated prematurely in accordance with Article 9.

ARTICLE 6 - PATENT PROSECUTION AND INFRINGEMENT

6.1 Responsibility for MPG Patent Rights

(a) GI shall be responsible, in its sole discretion, to apply for, seek issuance of, and maintain the MPG Patent Rights during the Term. GI shall (i) keep COMPANY reasonably and timely informed as to the filing, prosecution, and maintenance of the MPG Patent Rights, (ii) furnish COMPANY copies of documents relevant to any such filing, prosecution, and maintenance, (iii) allow COMPANY reasonable opportunity to timely comment and advise on patent attorneys to be used and on documents to be filed with any patent office which would affect the MPG Patent Rights in the Field, and (iv) give good faith consideration to the comments and advice of COMPANY.

(b) GI is obliged, on a country-by-country basis, to file, prosecute and maintain the MPG Patent Rights during the Term if and to the extent each and all of COMPANY, the Other Diagnostic Licensees and the Therapeutic Licensees pay all their respective patent cost shares. In the event that one or more, but not all of COMPANY, the Other Diagnostic Licensees and the Therapeutic Licensees are willing to pay all their respective patent cost shares, the party or parties that intend to file, prosecute and maintain the respective patent application or patent within MPG Patent Rights are obliged to assume, on a pro-rata basis, the patent cost shares of the party or parties that are not willing to to file, prosecute and maintain the respective patent application or patent within MPG Patent Rights.

(c) GI, COMPANY, and the Other Diagnostic Licensees shall cooperate in good faith with each other, and shall use reasonable efforts to agree upon a joint strategy relating to the further filing, prosecution and maintenance of the MPG Patent Rights. GI shall use reasonable efforts to induce the Therapeutic Licensees to participate in such joint strategy.

6.2 Patent Costs

COMPANY shall pay [***]% ([***] percent) of all fees and costs, including attorneys fees, relating to the filing, prosecution, and maintenance of the MPG Patent Rights, which incur during the Term in accordance with Section 6.1.
GI will decide, in its sole discretion, if the fees and costs due pursuant to this Section 6.2 shall be paid directly by COMPANY to the creditor, or if COMPANY shall reimburse GI for all amounts due pursuant to this Section 6.2 within 30 (thirty) days after receiving GI's respective invoice.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

6.3 Abandonment of MPG Patent Rights

In the event that COMPANY wishes not to file or wishes to abandon (e.g. by non-payment of fees) any of the MPG Patent Rights, COMPANY shall notify GI thereof in writing in due time, at least 3 months prior to any deadline. GI shall have the right, but not the obligation, to file or to continue payment for such MPG Patent Rights in its own discretion and at its own expense. In any event, such MPG Patent Rights shall no longer be covered by this Agreement after three months from the date COMPANY informs GI of its non-filing or its abandonment, and COMPANY shall be obliged to pay [***]% of all fees and costs that incur during such 3-months-period.

6.4 Infringement of MPG Patent Rights by Third Party and Third Party Objections

COMPANY shall promptly inform GI in writing if it becomes aware of any suspected or actual infringement of the MPG Patent Rights by any Third Party, and of any available evidence thereof. The same shall apply in the case of an opposition, revocation action or any other Third Party objection against the MPG Patent Rights.

GI shall have the right, but not the obligation, to prosecute (whether judicially or extra-judicially) in its own discretion and at its own expense, any and all infringements of the MPG Patent Rights, and to defend the MPG Patent Rights against any Third Party objection.

GI, COMPANY, and the Other Diagnostic Licensees shall cooperate in good faith, if necessary and appropriate, with each other, and shall use reasonable efforts to agree upon a joint strategy relating to the prosecution of any infringement of the MPG Patent Rights by any Third Party, and the defense of the MPG Patent Rights against any Third Party objection. GI shall use reasonable efforts to induce the Therapeutic Licensees to participate in such joint strategy.

ARTICLE 7 - INDEMNIFICATION AND INSURANCE

7.1 Indemnification

COMPANY shall indemnify, defend, and hold harmless GI, MPG and their trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (collectively, the “Indemnitees”), against any and all claims, suits, actions (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis), demands, judgments, liabilities, losses, damages, costs, fees or expenses (collectively, the "Claims") incurred by or imposed upon any of the Indemnitees by a Third Party, to the extent resulting from or arising out of (i) any use of the MPG Patent Rights by COMPANY, its Affiliates, Sublicensees and Sales Partners, or (ii) any product, process, or service that is developed, made, used, sold, or performed by COMPANY, its Affiliates, Sublicensees or Sales Partners pursuant to any right or license granted under this Agreement, or (iii) any Third Party use of any products, processes or services sold by COMPANY, its Affiliates, Sublicensees or Sales Partners to such Third Party.

7.2 Procedures

The Indemnitees agree to provide COMPANY with written notice of any Claims for which indemnification is sought under this Agreement within 30 days after the Indemnitees have knowledge of such Claims.

COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to GI to defend the Indemnitees against any such Claims; provided, however, that any Indemnitee shall have the right to retain its own counsel, at its own expense, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel.

The Indemnitees shall (i) permit COMPANY to assume full responsibility to investigate, prepare for and defend against any such Claims (including all decisions relative to litigation, appeal, and settlement), and (ii) assist COMPANY at the expense of COMPANY in the investigation, preparation and defense of any such Claims, and (iii) not compromise or settle such Claims without the prior consent of COMPANY.

COMPANY shall keep GI informed of the progress in the defense and disposition of such Claims, and COMPANY shall consult with GI with regard to any proposed settlement. COMPANY shall not compromise or settle such Claims without the prior written consent of GI.

7.3 Insurance

COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance, which shall protect COMPANY and the Indemnitees with respect to events covered by Section 7.1 above. The limit of insurance shall not be less than [***] USD ([***] US Dollar) per incident. COMPANY shall provide GI with certificates of insurance evidencing compliance with this Section 7.3.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 8 - CONFIDENTIALITY

8.1 Confidentiality Obligation

This Agreement and any Confidential Information disclosed to a Party under this Agreement by the other Party shall be treated confidential by the receiving Party during the Term and for 5 (five) years thereafter. The receiving Party shall not use the Confidential Information for any purposes other than those necessary to directly further the purpose of this Agreement.

8.2 Permitted Disclosures

A Party may disclose Confidential Information received from a disclosing Party under this Agreement:

(a)	to Regulatory Authorities in connection with regulatory filings, provided that such disclosures may be made only to the extent reasonably necessary to make such filings;
(b)
to Sublicensees, agents, consultants, attorneys and/or other Third Parties for the development, manufacturing and/or marketing of Licensed Products (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Sublicensees and Third Parties agree to be bound by the confidentiality obligations contained in this Agreement;

(c)
if such disclosure is required by law or regulation (including without limitation by rules or regulations of any securities exchange), provided that prior to such disclosure, the obligated Party promptly notifies the disclosing Party of such requirement, and provided further that the obligated Party will furnish only that portion of the disclosing Party’s Confidential Information that it is legally required to furnish.

Regarding the disclosure of this Agreement, (i) COMPANY may disclose a mutually agreed upon redacted copy of this Agreement on a confidential basis to prospective investors and collaborators, and (ii) GI may disclose a copy of this Agreement on a confidential basis to MPG and to the Other Co-Exclusive Licensees as set forth in Sec. 2.5.

ARTICLE 9 - TERM AND TERMINATION

9.1 Term

This Agreement shall come into effect on the Effective Date. It shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the MPG Patent Rights, unless it is earlier terminated in accordance with the provisions of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.2 Voluntary Termination by COMPANY

COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least 3 (three) months prior written notice to GI, such notice to state the date at least 3 (three) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to GI accrued until such termination effective date.

9.3 Cessation of Business

If COMPANY ceases to carry on its business related to this Agreement, COMPANY has to inform GI thereof immediately. COMPANY and GI shall each have the right to terminate this Agreement upon three months prior written notice to each other.

9.4 Change of Ownership

In the event that at least [***]% ([***] percent) of issued and outstanding securities of COMPANY are assigned or transferred to a Third Party, COMPANY shall provide GI, upon GI’s request, with written reports in reasonable detail on the actual and intended future activities of COMPANY to develop and commercialize Licensed Products. If COMPANY does not maintain a program to develop and commercialize Licensed Products that is substantially similar or greater in scope to the program of COMPANY prior to the change of ownership, then GI has the right to limit the scope and exclusivity of the license granted under this Agreement to such Licensed Products actually covered by the program of COMPANY. COMPANY shall inform GI promptly of the implementation of any such change of ownership.

9.5 Attack on MPG Patent Rights

GI shall have the right to terminate this Agreement upon 30 days prior written notice to COMPANY, if COMPANY attacks (e.g. by opposition, revocation or nullity actions), or have attacked or supports an attack through a Third Party, the validity of any of the MPG Patent Rights. For the avoidance of doubt, participation of COMPANY in an interference proceeding between the MPG Patent Rights and patents owned by COMPANY shall not be deemed as an attack of MPG Patent Rights under this Section 9.5; provided that such interference proceeding is initiated by the patent office, and not by, or induced or triggered by, COMPANY.

9.6 Termination for Default

In the event COMPANY fails to pay any amounts due and payable to GI hereunder, and fails to make such payments within 30 (thirty) days after receiving written notice of such failure, GI may terminate this Agreement immediately upon written notice to COMPANY. Notwithstanding the foregoing, in the event COMPANY commits a material breach of its obligations under this Agreement, and fails to cure that breach within 60 (sixty) days after receiving written notice thereof, GI may terminate this Agreement immediately upon written notice to COMPANY.

9.7 Effect of Termination

The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 3, 5.7, 5.8, 5.9, 5.10, 7, 8, 10 and Section 9.7. In no event shall termination of this Agreement release COMPANY (including its Affiliates and Sublicensees) from the obligation to pay any amounts that became due on or before the effective date of termination.

In the event that any license granted by GI to COMPANY under this Agreement is terminated, any sublicense granted by COMPANY to a Sublicensee prior to termination of this Agreement shall remain in full force and effect, provided that (i) the Sublicensee is not then in breach of its sublicense agreement, and (ii) the Sublicensee agrees in writing, within thirty (30) days after the effective date of termination, to be bound to GI as licensor under the terms and conditions of the sublicense agreement, provided that GI shall have no other obligation than to leave the sublicense granted by COMPANY in place.

9.8 Insolvency

This Agreement shall terminate automatically upon (i) the filing or institution of bankruptcy, reorganization, liquidation, insolvency or receivership proceedings by or against COMPANY, or (ii) the assignment of all or a substantial portion of the assets of COMPANY for the benefit of creditors.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 10 - MISCELLANEOUS

10.1 Notice

Any notices required or permitted under this Agreement shall be in English and in writing, shall specifically refer to this Agreement, and shall be sent to the following addresses or facsimile numbers of the Parties:

If to GI:	Garching Innovation GmbH
Marstallstrasse 8
D-80539 Muenchen/Germany
Fax: +49/89/290919-99

If to COMPANY:	Rosetta Genomics Ltd.
10 Plaut Street
Rehovot 76706, Israel
Fax +97289484766

A Party may change its contact information immediately upon written notice to the other Party in the manner provided in this Section.

10.2 Governing Law

This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Federal Republic of Germany, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

10.3 Dispute Resolution

(a) The Parties recognize that disputes may from time to time arise between the Parties during the Term. In the event of such a dispute, a Party, by written notice to the other Party, may have such dispute referred to the Parties’ respective officers or directors designated below or their successors, for attempted resolution by good faith negotiations within 30 days after such notice is received. Said designated officers or directors are as follows:

For COMPANY:	Chief Executive Officer
For GI:	Managing Director

(b) In the event the designated officers or directors are not able to resolve such dispute during such 30-day period, then the affected Party may initiate arbitration under the procedural arbitration rules of the American Arbitration Association in accordance with its International Arbitration Rules. The venue for the arbitration procedure shall be London, United Kingdom, the language shall be English, German substantive law shall be applied, and the panel shall consist of three arbitrators appointed in accordance with such arbitration rules. The award of the arbitrators shall be the sole and exclusive remedy between the affected Parties regarding any such dispute. An award rendered in connection with an arbitration pursuant to this Section 10.3 shall be final and binding upon the affected Parties.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c) In the event of a dispute relating to

(i)	whether a Licensed Product would, absent the license granted hereunder, infringe the MPG Patent Rights, or
(ii)	whether a Licensed Product is sold in a Combination Product form, or
(iii)	the determination of a MPG Patent Rights Value in the event of sublicenses for pooled technologies, or
(iv)	the determination of a fair market value,

the disputing Party shall, in connection with its attempt according to Subsection (a) above to resolve such disputes, include or involve experienced Third Parties appointed by them (e.g. certified public accountants, patent attorneys, lawyers) in their good faith negotiations, and in rendering judgment, the arbitrators will be instructed by the Parties that they can only select from between the proposals for resolution of the relevant issue presented by each Party, and not any other proposal.

(d) Nothing in this Section 10.3 shall be construed as limiting in any way the right of a Party to seek an injunction or interlocutory relief with respect to any actual or threatened breach of this Agreement.

10.4 Assignment and Transfer

This Agreement is personal to COMPANY, and neither this Agreement nor any rights or obligations may be assigned or otherwise transferred by COMPANY to a Third Party without the prior written consent of GI. Notwithstanding the foregoing, COMPANY may assign this Agreement to a Third Party in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of their business to which this Agreement relates; provided, however, that this Agreement shall immediately terminate if the proposed Third Party assignee fails to agree in writing to be bound by the terms and conditions of this Agreement on or before the effective date of assignment. After the effective date of assignment, the Third Party assignee shall provide GI, upon GI’s request, with written reports in reasonable detail on the actual and intended future activities of the Third Party assignee to develop and commercialize Licensed Products. If the Third Party assignee does not maintain a program to develop and commercialize Licensed Products that is substantially similar or greater in scope to the program of COMPANY after the effective date of assignment, then GI has the right to limit the scope of the exclusive license granted under this Agreement to such Licensed Products actually covered by the program of the Third Party assignee.

10.5 Amendment and Waiver

This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by all Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

10.6 Severability

Should one ore more of the provisions of this Agreement be held void, invalid or unenforceable under applicable law, the remaining provisions of this Agreement will not cease to be effective. The Parties shall negotiate in good faith to replace such void, invalid or unenforceable provision by a new provision which reflects, to the extent possible, the original intent of the Parties.

10.7 Headings

All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

10.8 Entire Agreement

This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, and any previous agreements and understandings, whether oral or written, made by the Parties on the same subject matter are expressly superseded by this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.9 Force Majeure

Neither Party will be deemed to be in default of this Agreement for failure or delay of the performance of its obligations or attempts to cure any breach of this Agreement, when such failure or delay is caused by or results from causes beyond the reasonable control of or not reasonably avoidable by the affected Party, including, without limitation, embargoes, acts of war, strikes, lockouts or other labour disturbances. The affected Party will notify the other Party of such force majeure circumstances as soon as reasonably practical and will make every reasonable effort to mitigate the effects of such force majeure circumstances. In case of such a force majeure event, the time for performance or cure will be extended for the period equal to the duration of such force majeure event. Should the duration of the force majeure event exceed more than three (3) months, each party shall be entitled to terminate this Agreement upon three (3) months prior written notice.

10.10 Relationship of the Parties

It is expressly agreed that GI and COMPANY will be independent contractors and that the relationship among the Parties will not constitute a partnership, joint venture or agency.

10.11 Press release

Each Party may make public announcements with respect to the execution, nature and general subject matter of this Agreement. The Party which intends to make such public announcement shall provide to the other Party a copy thereof as soon as reasonably practicable under the circumstances, but not less than one week, prior to its scheduled release, requesting the approval of the other Party, which shall not be unreasonably withheld.

In witness whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives.

Garching Innovation GmbH		Rosetta Genomics Ltd.

By:		By:
Name:	Dr. Jörn Erselius	Name:	Amir Avniel
Title:	Managing Director	Title:	Chief Executive Officer

Date:		Date:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Annex 1
MPG Patent Rights

Patent applications filed by MPG entitled "Small expressed RNA molecules (MicroRNA molecules)":

•	[***],
•	[***],
•	[***] and
•	[***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.